Exhibit B-3

                         SERVICES AGREEMENT/1/

     THIS SERVICES AGREEMENT, made and entered into as of _________, 1999 by and among The Union Light, Heat and Power Company, a Kentucky corporation ("Operating Company" or "ULH&P"), and the respective associate companies listed on the signature pages hereto (each, a "Nonutility Company").

                        W I T N E S S E T H:

     WHEREAS, Operating Company is an indirect subsidiary of Cinergy Corp. ("Cinergy"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and a "public-utility company" as therein defined; and

     WHEREAS, each of the Nonutility Companies is a direct or indirect subsidiary of Cinergy and, within the meaning of PUHCA or applicable rules, regulations or administrative precedent of the Securities and Exchange Commission ("SEC") thereunder, is a "nonutility company" (but not an "exempt telecommunications company" ("ETC") or a "foreign utility company" ("FUCO")), being neither a "public-utility company," "holding company" nor "subsidiary service company"; and

     WHEREAS, in the ordinary course of their businesses, Operating Company and Nonutility Companies maintain organizations of employees with technical expertise in matters affecting public utility companies and related businesses and own or acquire related equipment, facilities, properties and other resources; and

     WHEREAS, ULH&P has previously agreed under certain conditions to make available to the Kentucky Public Service Commission ("KYPSC") and its staff all books, records, employees, and officers of ULH&P and any Nonutility Company necessary to permit the KYPSC to carry out its statutory and regulatory obligations, the terms and conditions of the May 13, 1994 Order in Case No. 94-104, shall apply to transactions occurring under this Service Agreement; and

     WHEREAS, pursuant to the applicable provisions of PUHCA and the rules and regulations thereunder, and subject to the terms and conditions herein set forth, the SEC has authorized the parties hereto to enter into this Agreement; and

     WHEREAS, subject to the terms and conditions herein set forth, and taking into consideration the parties' utility responsibilities or primary business operations, as the case may be, the parties hereto are willing, upon request from time to time, to perform such services, and in connection therewith to make available such equipment, facilities, properties and other resources, as they shall request from each other;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     ARTICLE 1.     PROVISION OF SERVICES; LOANED EMPLOYEES

Section 1.1    Provision of Services.

      (a) Upon receipt by a party hereto (in such capacity, a "Service Provider") of a written request in substantially the form attached hereto as Exhibit A (a "Service Request") from another party hereto (in such capacity, a "Client Company") for the provision to such Client Company of such services as are specified therein, including if applicable use of any related equipment, facilities, properties or other resources (collectively, "Services"), the Service Provider, if in its sole discretion it has available the personnel or other resources needed to perform the Service Request without impairment of its utility responsibilities or business operations, as the case may be, shall furnish such Services to the Client Company at such times, for such periods and in such manner as the Client Company shall have so requested and otherwise in accordance with the provisions hereof.

     (b) For purposes of this Agreement, "Services" may include, but shall not be limited to: (I) in the case of Services that may be provided by Operating Company hereunder, services in such areas as engineering and construction; operations and maintenance; and equipment testing;
and (ii) in the case of Services that may be provided by Nonutility Companies hereunder, services in such areas as information services; monitoring, surveying, inspecting, constructing, locating and marking of overhead and underground utility facilities; meter reading; materials management; vegetation management; and marketing and customer relations. No such transaction may include the provision of information or other services by the Operating Company that may result in an undue or unreasonable competitive advantage under law to any Nonutility Company.

        Affiliate transactions involving sales, leases, or other transfers of assets, goods, energy commodities (including electricity, gas, coal and other combustible fuels) or thermal energy products are outside the scope of this Agreement. Likewise, affiliate transactions involving services to or from ETCs or FUCOs are outside the scope of this Agreement.

Section 1.2    Loaned Employees.

      (a) If specifically requested in connection with the provision of Services, Service Provider shall loan one or more of its employees to such Client Company, provided that such loan shall not, in the sole discretion of Service Provider, interfere with or impair Service Provider's utility responsibilities or business operations, as the case may be. After the commencement thereof, any such loaned employees may be withdrawn by Service Provider from tasks duly assigned by Client Company, prior to completion thereof as contemplated in the associated Service Request, only with the consent of Client Company (which shall not be unreasonably withheld or delayed), except in the event of a demonstrable emergency requiring the use of any such employees in another capacity for Service Provider.

     (b) While performing work on behalf of Client Company, any such loaned employees shall be under its supervision and control, and Client Company shall be responsible for their actions to the same extent as though such persons were its employees (it being understood that such persons shall nevertheless remain employees of Service Provider and nothing herein shall be construed as creating an employer-employee relationship between any Client Company and any loaned employees). Accordingly, for the duration of any such loan, Service Provider shall continue to provide its loaned employees with the same payroll, pension, savings, tax withholding, unemployment, bookkeeping and other personnel support services then being provided by Service Provider to its other employees.

                  ARTICLE 2.     SERVICE REQUESTS

Section 2.1    Procedure.

     All Services (including any loans of employees) (I) shall be performed in accordance with Service Requests issued by or on behalf of Client Company and accepted by Service Provider and (ii) shall be assigned to applicable activities, projects, programs or on other appropriate bases to enable specific work to be properly assigned. Service Requests shall be as specific as practicable in defining the Services requested. Client Company shall have the right from time to time to amend or rescind any Service Request, provided that (a) Service Provider consents to any amendment that results in a material change in the scope of Services to be provided, (b) the costs associated with an amended or rescinded Service Request shall include the costs incurred by Service Provider as a result
of such amendment or rescission, and   no amendment or rescission of a
Service Request shall release Client Company from any liability for costs already incurred or contracted for by Service Provider pursuant to the original Service Request, regardless of whether any labor or the furnishing of any property or other resources has been commenced or completed.

             ARTICLE 3.     COMPENSATION FOR SERVICES

Section 3.1    Cost of Services.

     Except as may be required pursuant to Section 5.6 (with respect to regulatory requirements), as compensation for any Services rendered to it pursuant to this Agreement, Client Company shall pay to Service Provider the full cost thereof as computed in accordance with applicable rules, regulations and accounting standards, including Rules 90 and 91 under PUHCA. As soon as practicable after the close of each month, Service Provider shall render to each Client Company a statement reflecting the billing information necessary to identify the costs charged for that month. All amounts so billed shall be paid by Client Company within 30 days after receipt thereof.

      ARTICLE 4.     LIMITATION OF LIABILITY; INDEMNIFICATION

Section 4.1    Limitation of Liability/Services.

     In performing Services pursuant to Section 1.1 hereof, Service Provider will exercise due care to assure that the Services are performed in a workmanlike manner in accordance with the specifications set forth in the applicable Service Request and consistent with any applicable legal standards. The sole and exclusive responsibility of Service Provider for any deficiency therein shall be promptly to correct or repair such deficiency or to re-perform such Services, in either case at no additional cost to Client Company, so that the Services fully conform to the standards described in the first sentence of this Section 4.1. No Service Provider makes any other warranty with respect to the provision of Services, and each Client Company agrees to accept any Services without further warranty of any nature.

Section 4.2    Limitation of Liability/Loaned Employees.

     In furnishing Services under Section 1.2 hereof (i.e., involving loaned employees), neither the Service Provider, nor any officer, director, employee or agent thereof, shall have any responsibility whatever to any Client Company receiving such Services, and Client Company specifically releases Service Provider and such persons, on account of any claims, liabilities, injuries, damages or other consequences arising in connection with the provision of such Services under any theory of liability, whether in contract, tort (including negligence or strict liability) or otherwise, it being understood and agreed that any such loaned employees are made available without warranty as to their suitability or expertise.

Section 4.3    Disclaimer.

     WITH RESPECT TO ANY SERVICES PROVIDED UNDER THIS AGREEMENT,
THE SERVICE PROVIDER THEREOF MAKES NO WARRANTY OR REPRESENTATION
OTHER THAN AS SET FORTH IN SECTION 4.1, AND THE PARTIES HERETO HEREBY AGREE THAT NO OTHER WARRANTY, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE), SHALL BE APPLICABLE TO THE PROVISION OF ANY SUCH SERVICES. THE PARTIES FURTHER AGREE THAT THE REMEDIES STATED HEREIN ARE EXCLUSIVE AND SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY OF ANY PARTY HERETO FOR A FAILURE BY ANY OTHER PARTY HERETO TO COMPLY WITH ITS WARRANTY OBLIGATIONS.

Section 4.4    Indemnification.

     In respect of any Services provided under this Agreement, any Client Company that issued the Service Request requesting such Services shall defend, indemnify and hold harmless the Service Provider thereof, and each of its officers, directors, employees and agents, from and against, and shall pay the full amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with the provision of such Services. Such indemnity shall apply regardless of whether the Claims result from any asserted or actual negligence or willful misconduct of, or breach of warranty by, the Service Provider or any of its officers, directors, employees or agents. Such indemnity shall not apply, however, to the extent that Service Provider receives insurance proceeds in respect of any such Claim.

Section 4.5    Procedure for Indemnification.

     Within 10 days after receipt by Service Provider of notice of any claim or the commencement of any action, suit, litigation or other proceeding against it (a "Proceeding") with respect to which it is eligible for indemnification hereunder, Service Provider shall notify the applicable Client Company thereof (it being understood that failure so to notify Client Company shall not relieve the latter of its indemnification obligation, unless Client Company establishes that defense thereof has been prejudiced by such failure). Thereafter, Client Company shall be entitled to participate in such Proceeding and, at its election upon notice to Service Provider, to assume the defense of such Proceeding. If Service Provider has given timely notice to Client Company of the commencement of such Proceeding, but Client Company has not, within 10 days after receipt of such notice, given notice to Service Provider of its election to assume the defense thereof, Client Company shall be bound by any determination made in such Proceeding or any compromise or settlement made by Service Provider. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice from Service Provider to the applicable Client Company.

                    ARTICLE 5.     MISCELLANEOUS

Section 5.1    Ratemaking.

     Operating Company shall not seek to overturn, reverse, set aside, change or enjoin, whether through appeal or the initiation or maintenance of any action in any forum, a decision or order of the KYPSC which pertains to recovery, disallowance, deferral or ratemaking treatment of any expense, charge, cost or allocation incurred or accrued by Operating Company in or as a result of this Agreement (or any amendment hereto) on the basis that this Agreement and any such expense, charge, cost or allocation was filed with or approved by the SEC.

Section 5.2    Amendments in Writing.

     (a) Any amendments to this Agreement shall be in writing executed by each of the parties hereto.

     (b) A copy of any amendment hereto shall be provided to the KYPSC at the time it is filed with the SEC.

        Nothing in this Section 5.2 is intended to detract from the authority of the SEC under PUHCA.

Section 5.3    Effective Date; Term.

     This Agreement shall become effective as of the day and year first above written and shall continue in full force and effect as to each party until terminated by any party, as to itself only, upon not less than 30 days prior written notice to the other parties hereto. Any such termination of parties shall not be deemed an amendment and shall not require adherence to the procedures set forth in Section 5.2(b).

Section 5.4    Additional Parties.

     After the effective date of this Agreement, additional Nonutility Companies may become parties to this Agreement by executing appropriate signature pages, whereupon any such additional signatory shall be deemed a "party" hereto all purposes hereof and shall thereupon become bound by the terms and conditions of this Agreement as if an original party hereto. The addition of any such further signatories, in the absence of any changes to the terms of this Agreement, shall not be deemed an amendment hereto and shall not be subject to the procedures described in Section 5.2(b).

Section 5.5    Entire Agreement.

     This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior or concurrent understandings with respect thereto. Any oral or written statements, representations, promises, negotiations or agreements, whether prior hereto or concurrently herewith, are superseded by and merged into this Agreement.

Section 5.6    Severability; Regulatory Requirements.

     If any provision of this Agreement or any application thereof shall be determined to be invalid or unenforceable, the remainder of this Agreement and any other application thereof shall not be affected thereby. Without limiting the generality of the foregoing, the provision of Services pursuant to this Agreement shall in all cases, and notwithstanding anything herein to the contrary, be subject to any limitations or restrictions contained in any applicable orders or authorizations, statutory provisions, rules or regulations, tariffs, or agreements, whether now in existence or hereinafter promulgated, of those regulatory or governmental agencies, including without limitation the KYPSC, SEC and Federal Energy Regulatory Commission, having jurisdiction over any of the parties hereto. To the extent, if any, that at any time any provision of this Agreement conflicts with any such limitation or restriction of any such other regulatory agencies, such limitation shall control.

     ULH&P has waived SEC preemption so that SEC approval of this Services Agreement (including any amendments thereto) would not preempt, preclude, delay or otherwise affect KYPSC review of this Agreement and transactions under this Agreement. Further, with the waiver of SEC preemption, the KYPSC may, by order, entry or directive, require accounting treatment(s), codes of conduct, guidelines, performance criteria, and rules and regulations relating to this Agreement and/or transactions under this Agreement.

Section 5.7    Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, provided that a Service Provider shall not be entitled to assign or subcontract to any third party any of Service Provider's obligations under this Agreement or under any Service Request issued hereunder without the prior approval of each affected Client Company.

Section 5.8    Governing Law.

     This Agreement shall be construed and enforced under and in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of laws principles.

Section 5.9    Captions, etc.

     The captions and headings used in this Agreement are for convenience of reference only and shall not affect the construction to be accorded any of the provisions hereof. As used in this Agreement, "hereof," "hereunder," "herein," "hereto," and words of like import refer to this Agreement as a whole and not to any particular section or other paragraph or subparagraph thereof.

Section 5.10   Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed a duplicate original hereof, but all of which shall be deemed one and the same Agreement.

Section 5.11   Customer Information Disclosure.

     ULH&P and the Nonutility Companies agree to certain prohibitions related to the access, sharing, and release of customer information and customer information databases. For purposes of carrying out this Services Agreement and all Service Requests pursuant hereto:

     (a) No employee of a Nonutility Company may access ULH&P's customer database or release ULH&P customer information without the written consent of the customer specifying the type of information to be released.

     (b) No employee of ULH&P may release ULH&P customer information to a Nonutility Company without the written consent of the customer specifying the type of information to be released.

        ULH&P shall keep a log when the ULH&P customer database is accessed by or ULH&P customer information is released to a Nonutility Company. Such log shall include customer name, date(s) when ULH&P's customer database was accessed or ULH&P customer information was released, the type(s) of information accessed or released, and the employee and entity requesting access to the database or release of information.

     (d)  Notwithstanding Paragraphs (a), (b), and   above, when a
Nonutility Company provides or assists in providing utility service (like billing) regulated by the KYPSC as an agent of or on behalf of ULH&P:

          (I) ULH&P may release information for such utility services to such Nonutility Company without the customer's consent;

          (ii) ULH&P may access the customer database or so release ULH&P customer information without keeping a log of each access or release of information.

     (e) ULH&P customer information released to a Nonutility Company may not be shared or supplied by that Nonutility Company with or to another ULH&P affiliate or Cinergy subsidiary.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by an appropriate officer thereunto duly authorized, as of the respective dates set forth below.

          The Union Light, Heat and Power Company


Date:____________                       By:______________________
                                           Name:
                                           Title:


          Cinergy Investments, Inc.


Date:___________                           By:____________________
                                              Name:
                                              Title:


          KO Transmission Company


Date:___________                           By:____________________
                                              Name:
                                              Title:


          Tri-State Improvement Company


Date:___________                           By:____________________
                                              Name:
                                              Title:


          South Construction Company, Inc.


Date:___________                           By:____________________
                                              Name:
                                              Title:


          Cinergy-Cadence, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cadence Network LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cinergy Capital & Trading, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          CinCap IV, LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          CinCap V, LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          CinPower I, LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Producers Energy Marketing, LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cinergy Engineering, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cinergy Resources, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cinergy Solutions, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cinergy Business Solutions, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Trigen-Cinergy Solutions LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Trigen-Cinergy Solutions of Illinois L.L.C.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Trigen-Cinergy Solutions of Orlando LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cinergy Supply Network, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Reliant Services, LLC


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Cinergy Technology, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


          Enertech Associates, Inc.


Date:___________                          By:____________________
                                             Name:
                                             Title:


                                                                Exhibit A
                         FORM OF SERVICE REQUEST


  Client Company:                              Approved By:
                                               Name:
                                               Title:


  Proposed Service Provider/ Description of Proposed Services:


  Estimated Costs (provide basis):


  Scheduled Start Date:                        Scheduled Completion
  Date:


  Service Provider:                            Approved By:
                                               Name:
                                               Title:

                                ENDNOTES

/1/ Note: For illustrative purposes this exhibit has been prepared for execution by ULH&P; substantially identical, separate Service Agreements would be executed by each of the other CG&E utility subsidiaries
(Lawrenceburg Gas Company, The West Harrison Gas and Electric Company and Miami Power Corporation).